Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

This is a LEASE (“Lease”), dated February 26, 2021, between Gilbert Property Management, LLC an Arizona limited liability company (“Landlord”), and AZ2CAL Enterprises, LLC an Arizona Limited Liability Company (“Tenant”).

In consideration of the mutual promises below, Landlord and Tenant agree as follows:

BASIC PROVISIONS

Landlord	Gilbert Property Management, LLC 14269 N. 87th Street #205
Scottsdale, AZ 85260
P: 877-360-8839
E: Info@zonedproperties.com

Tenant	AZ2CAL Enterprises, LLC 1525 S. Higley Road Gilbert, AZ 85296
ATTN:
P: (480) 666-5521
E: rmwood@msn.com

Premises	988 S 182nd Place, Gilbert AZ 85296 APN: 304-29-038

Approximate Rentable Square Feet of the Lot: 34,717
Base Rent	$2,750.00 paid on Commencement

Term	24 Months (April 1, 2021 through March 31, 2023)

Commencement Date	April 1, 2021

Security Deposit	$2,750.00 paid at execution

Payments	All payments made to “Zoned Properties, Inc.” as agent to Landlord

Use of Premises	Construction company site services, including dumpster and portable toilet rentals, and other administrative uses.

Exhibits	Exhibit “A”:	Aerial View of the lot
	Exhibit “B”:	Tenant’s Improvements
	Exhibit “C”:	Tenant’s Purchase Option

ARTICLE I

Grant of Lease

For and in consideration of the rents and covenants hereinafter set forth, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the Premises as described in the Basic Provisions. Tenant is hereby granted an exclusive right to use the premises during the term of this Lease for their intended purposes.

ARTICLE II

Term

This Lease shall be for the term of 2 years as set forth in the Basic Provisions. The date the Term commences shall be referred to in this Lease as the “Commencement Date” and is April 1, 2021. The word “Term” will include any renewal and extensions of the original term, where the context so requires. The Commencement Date shall be contingent upon Landlord being able to deliver the Premises in a condition clear of any equipment, debris, or vehicles; and secured by a property boundary perimeter fence. If Landlord cannot deliver upon these conditions, any deposits or commissions shall be refunded in full to all parties, and all agreements contemplated between the parties shall no longer be in force or effect, and shall be considered terminated, null and void.

ARTICLE III

Rent, Additional Rent and Tenant Obligations

3.1 Base Rent & Additional Rent. In consideration of Landlord leasing the Premises to Tenant, Tenant shall pay Base Rent and Additional Rent as NNN to Landlord in advance on the first day of each calendar month, beginning on the Commencement Date as follows: During Month 1, no rent or expenses shall be due; During Months 02-24, base rent in the amount of $2,750.00 Per month plus NNN’s to Landlord (Base Rent plus all applicable monthly Rental Tax, Property Taxes pro-rated per month, and all required Insurance with Landlord additionally named).

3.1.a. Rental Abatement: During the month of April 2021, no rent or expenses will be due to allow Tenant time to make alterations to the Premise.

3.2 Late Charge and Rent without Offset. Tenant acknowledges that late payment by Tenant to Landlord of any Base Rent, Additional Rental or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Accordingly, if any Base Rent, or any other sum due from tenant is not received within five (5) days after due date Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. In addition to any installment of Base Rent, Additional Rental, or other charges to be paid by Tenant accruing under the Lease, which shall not be and remains unpaid for twenty (20) days thereafter, paid when due, shall bear interest at the rate of 12% per annum from the date when the same is due until the same shall be paid.

3.3 Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord.

3.4 Utilities. Tenant shall be responsible for the hook up, installation, and payment of all utilities including but not limited to; water, sewer, electricity, phone, Internet, and cable which it may desire on the Premises. Landlord will not be responsible for any services, installations, fees, or fines associated with any installation of utilities by Tenant. Landlord will cooperate with all permit applications required by any governmental authority.

ARTICLE IV

Security Deposit

Upon signing the Lease, Tenant shall pay Landlord $2,750.00 as a Security Deposit. If at any time Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant’s default. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit.

ARTICLE V

Services

5.1 Deleted

5.2 Interruption of and Limitation on Services. Failure to any extent to make available, or any slow-down, stoppage or interruption of any services described in Article 5 hereof resulting from any cause whatsoever shall not render Landlord liable in any respect for damages, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

5.3 Signs. With Landlord’s prior written consent, Tenant shall be permitted to erect a sign or signs upon the Premises at its expense, provided all signage is in compliance with size and other requirements of the Town of Gilbert and as may be set forth by applicable ordinances and regulations. Landlord agrees and acknowledges that the sign may name either the Tenant or its dba. All sign costs are paid by Tenant.

5.4 Parking. N/A

5.5 Utilities. Tenant to be responsible for access to and payment of all Utilities.

5.6 Property Taxes. Tenant to pay Landlord a monthly pro-rated payment for all property taxes assessed on the Premises and the property, of which Landlord will accrue and directly pay such property taxes to the appropriate authority on a timely basis applicable to the property.

ARTICLE VI

Insurance AS APPLICABLE

6.1 Tenant’s Property Insurance. Tenant shall keep all of its equipment, Tenant Improvements (TIs), furniture, fixtures and personal property which may be located in, upon or about the Premises insured for the benefit of Tenant on an extended coverage basis in an amount equivalent to the full replacement value thereof against: (a) Loss or damage by fire or other casualty; (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant’s equipment, furniture, fixtures, personal property and leasehold improvements paid for by Tenant or Landlord located in the Premises on an “all risk” basis (generally as defined by the insurance industry), together with vandalism and malicious mischief endorsements and other coverage as Tenant may deem appropriate or necessary. The proceeds from any such policy shall be used by Tenant for the reasonable replacement of personal property and the restoration of the TIs or alterations. Tenant’s policy shall name Landlord as an additional insured. In any event, Tenant’s failure to obtain required insurance shall not affect the non-liability of Landlord pursuant to Section 6.5 for loss or damage to Tenant’s equipment, furniture, fixtures or personal property.

6.2 Tenant’s Public Liability Insurance. During the term of this Lease, Tenant, at its cost, shall obtain and maintain for the benefit of Tenant and Landlord a comprehensive public liability and property damage insurance policy insuring against any claims or liability occurring in or about the Premises and arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto and shall include a Landlord’s Protective Liability endorsement attached thereto, or if such endorsement is not available, shall name Landlord as an additional insured.

6.3 Insurance Policies. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state of Arizona with a financial rating acceptable to Landlord (as rated in the most recent edition of Best’s Insurance Reports); (b) shall be issued as a primary policy and name the Landlord and Landlord’s managing agent, if any, as additional insured parties with loss payable clauses satisfactory to Landlord; (c) shall have limits in an amount of not less than $1,000,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $2,000,000 for injury to or death or more than one person in any one accident or occurrence and against liability for property damage of at least $1,000,000, $2,000,000 aggregate; and (d) shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord, Landlord’s managing agent and Landlord’s lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or certified copy of such policy together with evidence of payment of all current premiums to Landlord no later than Ten (10) days before the Possession of the Premises by Tenant or the Commencement Date, whichever comes first. Tenant’s failure to provide evidence of such coverage to Landlord may, in Landlord’s sole discretion, constitute a default under this Lease. Tenant shall, on or before ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or if Tenant fails to so furnish, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand.

6.4 Waiver of Subrogation. Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in the Lease.

6.5 Release. Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees, invitees and servants, shall not be liable and Tenant waives all claims for injury or damage to Tenant’s business or any loss of income therefrom or for damage to the property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Building, parking facilities or the Premises, nor shall Landlord be liable for any injury sustained by the person of Tenant or by any other person, occurring in or about the Building, parking facilities or the Premises, resulting directly or indirectly from any existing or future conditions defect or from any occurrence or act, or omission of Landlord, its agents, employees, invitees or servants, or of any other occupants in the Building, except that such waiver of claims by Tenant shall not apply to the negligence or misconduct of Landlord, its agents, employees, invitees and servants.

6.6 Indemnity. As material consideration to Landlord, Tenant shall indemnify, defend and hold Landlord, its agents, employees and servants harmless from and indemnify them against any and all claims, damage and liability occasioned by or arising from Tenant’s use of the Premises or arising from any act (or failure to act) or neglect of Tenant, its agents, employees or invitees. Tenant shall further indemnify and hold harmless Landlord, its agents, employees and servants against and from any loss, damage, cost and expense arising out of or in connection with any accident, theft, loss or other occurrence causing injury to any person or damage to or loss of property due to or arising from any act (or failure to act) or neglect of Tenant, its agents, employees or invitees with respect to the use of said Premises and any part thereof by Tenant, its agents, employees and invitees. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default by Tenant under the terms of this Lease, or arising from any negligence of the Tenant, or any of the Tenant’s agents, contractors, or employees, and from reasonable costs, attorneys’ fees, expenses and liabilities incurred in the defense of any claim or any action brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

ARTICLE VIII

Alterations and Improvements

8.1 Landlord’s Consent. During the term of this Lease, Tenant shall not make any improvements, alterations, additions to or installations in or to the Premises (“Alterations”) out of the ordinary course of business without Landlord’s prior written consent which consent will not be unreasonably withheld, delayed, or conditioned.

8.2 Tenant’s Obligations. Along with any request for Landlord’s consent to construct Alterations, and before commencement of the work or delivery of any materials to the Premises, Tenant shall furnish Landlord with copies of the plans and specifications, names and addresses of contractors, copies of contracts, and an indemnification in such form and amounts as may be reasonably satisfactory to Landlord. After obtaining Landlord’s written consent, Tenant shall secure all appropriate governmental approvals and permits and Tenant shall furnish Landlord with copies of the necessary permits and licenses. All such work shall be completed with due diligence and only by contractors or mechanics approved in writing by Landlord and in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other Tenants of the Building and such work will be completed at such time and in such manner as Landlord may from time to time reasonably designate. All such Alterations shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work, and Landlord shall have the right to post notices of non-responsibility on the Premises as provided by law. Tenant shall permit Landlord to inspect construction operations.

ARTICLE IX

Use

9.1 Use of Premises. Tenant shall use the Premises solely for the purpose defined under the Basic Provisions on page one (1) of this Lease titled “Use of Premises” and for no other purpose without Landlord’s written consent.

9.2 Compliance with Laws. Tenant shall promptly comply with all laws, statutes, ordinances, orders, rules, regulations and requirements affecting the Premises and the Building, including without limitation any rules and regulations of Landlord and to any reasonable modifications to these rules and regulations as Landlord may adopt. Tenant shall not use or permit the use of the Premises in any manner that may injure the Premises or the Building, will tend to create waste or a nuisance or that tends to disturb or menace other tenants.

ARTICLE X

Maintenance and Repairs

10.1 Tenant’s Responsibilities. Notwithstanding anything in this Lease to the contrary and except as specifically provided hereinafter to the contrary and as applicable, Tenant shall, during the Lease Term, at Tenant’s expense, maintain and keep the Premises, in as good order, condition and repair as they were at the time Tenant took possession of the same, except for reasonable wear and tear and damage from fire and other casualties not caused by Tenant or its agents, contractors, servants, employees or invitees. As provided elsewhere in this Lease or in the rules and regulations promulgated by Landlord, Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises. All damage or injury to the Premises caused by Tenant, its agents, contractors, servants, employees or invitees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work. If Tenant fails to perform Tenant’s obligations under this section, Landlord may at Landlord’s option enter upon the Premises after ten (10) days prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 12% per annum shall be due and payable to Landlord together with Tenant’s next rental installment.

10.2 Landlord’s Responsibility. Landlord will not be responsible for any Maintenance or Repairs.

ARTICLE XI

Assignment or Subletting

Tenant agrees to use and occupy the Premises throughout the entire Term for the purpose or purposes specified and for no other purpose, and not to transfer, pledge, mortgage, or assign this Lease or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Landlord in each instance. Consent by Landlord is required in writing for any assignment or subletting of this Lease or to any other person or entity and will not be unreasonably withheld.

ARTICLE XII

Damage by Fire or Other Casualty

12.1 Partial Damage. Deleted

12.2 Major Damage. Deleted

12.3 Tenant’s Remedies. Deleted

ARTICLE XIII

Eminent Domain

13.1 Condemnation of Premises. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or sold under the threat of the exercise of such power, or taken in any manner for any public or quasi-public use (all of which are hereinafter called “condemnation”), so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the Landlord shall have the option to rebuild the Premises to the extent of the proceeds received from the public authority or to terminate the remaining term of this Lease as of the day possession shall be taken or the right to take possession be acquired by such public authority and Landlord shall make a pro rate refund of any prepaid rent.

13.2 Award of Damages. All damages awarded for such taking by condemnation shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord its interest, if any, in said award, including any award for the leasehold estate.

ARTICLE XIV

Surrender of Premises

14.1 Surrender. On the last day of the Term, or on the earlier termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant’s duty to make repairs as herein provided, reasonable wear and tear and damage by casualty or act of God excepted. On or before the last day of the Term, or the date of earlier termination thereof, Tenant shall, at its expense, remove all of its property, any signage, movable furniture, modular or mobile offices, trade fixtures, and equipment from the Premises at Tenant’s sole cost and expense, and all property not removed shall be deemed abandoned. Tenant shall reimburse Landlord for any expenses incurred by Landlord for removal or storage of abandoned property and for restoring said Premises to such good order, condition and repair.

14.2 Holding Over. If the Premises are not surrendered at the end of the Lease Term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises. If Tenant remains in possession of the Premises after expiration of this Lease, it shall be deemed to be occupying the Premises without claim of right and Tenant shall pay Landlord for all reasonable costs arising out of any loss or liability resulting from delay by Tenant in so surrendering the Premises and shall pay a charge for each day of occupancy an amount equal to 150% the Base Rent (on a daily basis) previously charged Tenant by Landlord immediately prior to the termination or expiration of the Term.

ARTICLE XV

Default of Tenant

15.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) Without the prior written consent of Landlord or except as expressly permitted in this Lease, Tenant vacates or abandons the Premises, or Tenant assigns, pledges, mortgages, transfers, or sublets this Lease in any manner.

(b) Failure by Tenant to observe or perform any of Tenant’s obligations under the Lease, including (i) failure to make any payment of Base Rent, Additional Rental or any other payment required to be made by Tenant hereunder within five (5) days after said payment is due, where such failure shall continue for a period of five (5) days after written notice hereof from Landlord to Tenant; or (ii) failure to perform any material covenant, condition or provision of this Lease to be observed or performed by Tenant, other than the payment of funds described above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord to Tenant, provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(c) Tenant causes any of the following events: (i) making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days. As used in this Section or elsewhere in this Article, the term “Tenant” shall also mean any guarantor of Tenant’s obligations under this Lease.

15.2 Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative with all other remedies at law or in equity and are not intended to be exclusive of any other remedies or means of redress. In the event of any default or breach by Tenant, Landlord, in Landlord’s sole discretion, shall have the right, without any further demand or notice, to pursue any one or more of the following remedies:

(a) Lock the doors to the Premises and exclude Tenant therefrom. Upon Landlord identifying and listing each item of Tenant’s property and providing such list to Tenant, retain or take possession of any property belonging to Tenant upon the Premises pursuant to Landlord’s landlord lien. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and Landlord shall in no event be liable for any damage or loss thereto. Client records, files and other confidential information shall not be subject to this or other Landlord remedy provisions.

(b) To institute suit against Tenant to collect each installment of Base Rent, or other sum as it becomes due or to enforce any other obligation under this Lease.

(c) As a matter of right, to procure the appointment of a receiver by any court of competent jurisdiction upon ex parte application and without notice, notice being hereby expressly waived. All rents, issues, and profits, income and revenue from the Premises shall be applied by such receiver to the payment of the Base Rent, together with any other obligations of the Tenant under this Lease; or

(d) To re-enter and take possession of the Premises and all personal property therein and to remove Tenant and Tenant’s agents and employees therefrom, and either: (i) Terminate this Lease and sue Tenant for damages for breach of the obligations of Tenant under this Lease; or (ii) Without terminating this Lease, relet, assign or sublet the Premises as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the best terms and conditions Landlord may make with the new tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions as Landlord, in its reasonable and prudent discretion, may determine and may collect and receive the rent therefor, provided Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting, provided however, Landlord shall have the duty to make a reasonable effort to relet and collect rent. In this event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, reasonable and necessary repossession costs, attorneys’ fees, real estate commission paid, alteration costs and expenses of preparing said Premises for reletting, and thereafter toward payment of the Base Rent, and of any other amounts payable by Tenant under this Lease. If the sum realized shall not be sufficient to pay such Base Rent, Additional Rental and other charges, within ten (10) days after demand, Tenant will pay to Landlord any such deficiency as it accrues. Landlord may sue Tenant therefor as each deficiency shall arise, if Tenant shall fail to pay such deficiency.

(e) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or the relinquishment for the future of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by Landlord

15.3 Defaults by Landlord and Remedies of Tenant. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant’s obligation to pay Rent and other sums due under this Lease shall be abated during any period of time that the Premises cannot be used by Tenant due to Landlord’s default. The Tenant shall have all remedies available at law or in equity. All rights and remedies of Tenant are cumulative and are not intended to be exclusive of any other remedies or means of redress.

ARTICLE XVI

Subordination and Attornment

16.1 Subordination. Provided the secured creditor rights of Tenant’s purchase money or other creditors in trade fixtures or equipment are not abrogated or compromised thereby this Lease shall be subject and subordinate to any mortgage or deed of trust now or hereafter placed upon the Premises by Landlord, its successors or assigns, and to all consolidations, replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, upon demand (and in any event, no later than ten (10) days of Tenant’s receipt of notice from Landlord), to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of the subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and failing to do so, within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as its Attorney in Fact and in its name, place and stead to do so. It is agreed, nevertheless, that as long as Tenant is not in default in the payment of Base Rent, and the payment of other charges to be paid by Tenant under this Lease, and the performance of all covenants, agreements and conditions to be performed by Tenant under this Lease, then Tenant’s right to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any landlord, mortgagee, trustee or their successors or assigns shall not be interfered with. The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

16.2 Attornment. Notwithstanding anything contained in this Article, in the event the holder of any mortgage or deed of trust shall at any time elect to have this Lease constituted prior and superior to its mortgage or deed of trust, then, and in such event, upon any such holder or landlord notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of such mortgage or deed of trust and Tenant shall execute such attornment agreement as may be reasonably requested by said holder. In the event any proceedings are brought for default under any such ground or underlying lease, or in the event of foreclosure or the exercise of the power of sale under any such mortgage or deed of trust, Tenant shall attorn to the purchaser of the Premises at such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser agrees to be bound by the terms of this Lease.

ARTICLE XVII

Miscellaneous

17.1 Estoppel Certificate. From time to time and within fifteen (15) days after written request by Landlord, Tenant agrees to deliver to Landlord a statement in writing certifying to the following: (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the Base Rent, and other charges have been paid; (iii) Landlord is not in default under any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly Base Rent and Additional Rental currently payable by Tenant; (v) the amount of any prepaid rent, deposits or charges and (vi) such other matters as may be reasonably requested by Landlord or any mortgagee or prospective purchaser of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

17.2 Notices. All notices, demands and requests shall be in writing, and shall be effectively served in any of the following manners: If addressed to Tenant, a notice is effectively served by facsimile, by hand delivery to an officer of Tenant, or by forwarding such notice, demand or request by certified mail, postage prepaid addressed to Tenant at the address set forth in the Basic Provisions in which case said notice shall be deemed received 72 hours after mailing such notice; if addressed to Landlord, a notice is effectively served by facsimile, by delivery to an officer of Landlord, or by forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Landlord at the address set forth in the Basic Provisions or at such other address as Landlord may designate by written notice to Tenant, in which case said notice shall be deemed received 72 hours after mailing such notice. All notices delivered by electronic facsimile or hand delivery shall be deemed effectively served upon delivery.

17.3 Landlord’s Enforcement Rights. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or in the name of its agent and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XV, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.4 Quiet and Peaceful Possession. Landlord covenants and agrees that Tenant, upon paying the Base Rent, and other charges herein provided for and in observing and keeping the covenants, agreements and conditions of this Lease, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease.

17.5 Binding Effect; Severability; Choice of Law. If any term or provision of this Lease shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state of Arizona.

17.6 Governmental Laws; Tenant’s Covenants. All rights and occupancy of Tenant herein shall be subject to all governmental laws, ordinances and regulations, and Tenant shall comply with the same. Tenant covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Building and Tenant further covenants that it will not unreasonably vacate or abandon the Premises during the term of this Lease.

17.7 Broker’s Commission. Landlord and Tenant represent and warrant to each other that this Lease was brought about solely due to the efforts of Landlord and Tenant and that there are no other claims for brokerage commissions or finder’s fees in connection with this Lease, EXCEPT for Gail Brown of Avison Young—Arizona, Ltd. (Tenant/Buyer’s Broker). Tenant agrees to indemnify Landlord against and hold it harmless from all liabilities arising from any claims, including any reasonable attorneys’ fees connected therewith, relating to claims for real estate commission arising out of Tenant’s conversations or negotiations with any other real estate broker or leasing agent other than Gail Brown.

Upon lease execution, Landlord shall pay to Avison Young a commission equal to five percent (5%) of the total lease consideration over the Lease Term ($3,240.00). Should the Tenant exercise its Option to Purchase, upon COE, Landlord (Seller) shall pay to Avison Young a commission equal to three percent (3%) of the purchase price, minus the unamortized portion of the lease commission previously paid ($10,050.00 minus $135.00 for each month of the Lease Term remaining).

17.8 Landlord’s Liability. The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or conveyance the then grantor shall be automatically freed and released from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenant or obligation under this Lease. In case of default, breach or violation by Landlord under the terms of this lease, Tenant shall look solely to the equity of Landlord in the Premises (at the time of the breach or default) or to the proceeds of a sale of Landlord’s equity in the Premises pursuant to foreclosure of a judgment against Landlord.

17.9 Consents and Approvals. Any consent or approval of either party provided for under the terms of this Lease shall in no event be unreasonably or arbitrarily delayed or withheld.

17.10 Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.

17.11 Time of the Essence. Time is of the essence of this Lease.

17.12 Rules and Regulations. Landlord may from time to time adopt, promulgate, and revise “Rules and Regulations” of the Premises with respect to the safety, care and cleanliness of the Premises and the Building, and the preservation of good order thereon. Tenant shall perform, observe and comply with the Rules and Regulations and, upon written notice thereof to Tenant,

17.13 Attorney’s Fees. If either party brings any legal action to enforce this Lease or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its costs and expenses incurred, together with reasonable attorney’s fees to be paid by the losing party as fixed by the court.

17.14 Executed in Counterparts. This Lease may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. Signatures sent via pdf or facsimile shall be deemed original signatures.

[SIGNATURE PAGE TO FOLLOW]

The parties have caused this Lease to be executed as of the day and year written above.

LANDLORD:

Gilbert Property Management, LLC an Arizona limited liability company

By	/s/ Bryan McLaren	Date: 3/3/2021

Its:	Authorized Agent

TENANT:

AZ2CAL Enterprises, LLC
an Arizona limited liability company

By:	/s/ Robin Wood	Date: 03/01/2021
Robin Wood

Its:	Member

EXHIBIT “A”

AERIAL VIEW OF THE PREMISES

325.89
107.04
107.26
325.91
nneley Rd
E Nunneley Rd
E Nunneley Rd
E Nunneley Rd

EXHIBIT “B”

TENANT’S IMPROVEMENTS

Tenant may, at its discretion, have electric, sewer and water connected to the Premises. Landlord will cooperate with Tenant's efforts to obtain permits and approvals during the Construction Period and during the entire lease term.

Other than the aforementioned Tenant Improvements, Tenant has inspected the Premises and accepts and rents the same in “As-Is” condition, with no other representations or warranties by Landlord of any kind or nature, express or implied. Landlord shall have no obligation to install or pay for any improvements or alterations in the Premises. It is acknowledged and agreed that all Tenant Improvements under this Lease are and shall be the property of Landlord from and after their installation.

EXHIBIT “C”

TENANT’S OPTION TO PURCHASE

Option to purchase can be exercised any time after the 4th month of the lease term, but no later than the end of the 12th month of the lease term, by giving the Landlord written notice. The purchase price shall be Three Hundred Thirty-Five Thousand and 00/100 Dollars ($335,000.00). Should the Tenant exercise its Option to Purchase, $750 of each lease payment made prior to COE, along with the security deposit, shall be credited toward the Purchase Price of the Property.

Should the Tenant exercise its Option to Purchase, COE shall occur no later than 30 days after opening of escrow. The AAR Vacant Land/Lot Purchase Contract shall be used to document the transaction. The parties will make every reasonable attempt to fully execute the purchase contract within 7 business days of Tenant giving written notice to Landlord of its desire to exercise the Option to Purchase. No earnest money deposit shall be required.

Escrow agent shall be Chicago Title (Susan Bush, susan.bush@ctt.com, 602.667.1180.